ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           MERIDIAN USA HOLDINGS, INC.




To  the  Department  of  State
State  of  Florida


     Pursuant to the provisions of the Florida Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment to its Articles of Incorporation.

     FIRST:      The  name  of  the  Corporation  is Meridian USA Holdings, Inc.

     SECOND:     Article  1  of the Articles of Incorporation of the Corporation
is  hereby  amended  so  as  to  read  as  follows:

"1.   The  corporate  name  of  the  Corporation is ChampionLyte Products, Inc."

     THIRD:   The  date of adoption of the aforesaid amendment was September 26,
2001.

     FOURTH: The amendment was adopted and approved by the Board of Directors and the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon.


Signed  this  26th  day  of  September,  2001.



     MERIDIAN  USA  HOLDINGS,  INC.


      By:/s/  Alan  Posner
         -----------------
         ALAN  POSNER,
         Chief  Executive  Officer
         and  Secretary